Nature's Sunshine Reports Strong First Quarter 2026 Results

Net Sales up 9% to $122.9 million, GAAP EPS up 16% to $0.29
Adjusted EBITDA up 33% to $14.6 million

LEHI, Utah – May 7, 2026 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) ("Nature’s Sunshine" and/or the "Company"), a global leader in manufacturing and marketing high-quality herbal and nutritional supplements, reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Summary vs. Same Year-Ago Quarter

•Net sales were up 9% to $122.9 million compared to $113.2 million (up 7% in constant currency).
•Gross profit margin increased 116 basis points to 73.2% compared to 72.1%.
•GAAP net income attributable to common shareholders was $5.1 million, or $0.29 per diluted common share, compared to $4.7 million, or $0.25 per diluted common share.
•Adjusted EBITDA was up 33% to $14.6 million compared to $11.0 million.

Management Commentary

“We delivered a strong start to 2026, reflecting continued momentum across our key strategic initiatives,” said Ken Romanzi, CEO of Nature’s Sunshine. “We generated sales growth across all regions, led by North America with 9% constant currency growth. Our digital channel continues to scale, with strong engagement from both new and returning consumers.”

“Our first quarter performance underscores our focus on disciplined execution: strengthening consumer acquisition, expanding our digital capabilities, accelerating adoption of our auto ship subscription programs, and improving gross margin. As we look ahead, we are confident that the key strategies of our Vision for Growth will drive sustainable growth and long-term shareholder value.”

First Quarter 2026 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
Three Months Ended March 31,	2026	2025	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$52,183	$48,653	7.3%	$663	5.9%
Europe	26,395	24,114	9.5	839	6.0
North America	38,323	35,018	9.4	120	9.1
Latin America and Other	5,991	5,463	9.7	224	5.6
	$122,892	$113,248	8.5%	$1,846	6.9%

Net sales in the first quarter increased 9% to $122.9 million compared to $113.2 million in the same year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the first quarter of 2026 increased 7% compared to the year-ago quarter.

Gross profit margin in the first quarter increased to 73.2% compared to 72.1% in the year-ago quarter. The increase was driven by cost savings initiatives, market mix and favorable foreign exchange.

Volume incentives as a percentage of net sales were 30.0% compared to 30.8% in the year-ago quarter. The decrease was primarily due to timing of promotional incentives and changes in product pricing and market mix.

Selling, general and administrative expenses ("SG&A") in the first quarter were $43.5 million compared to $40.6 million in the year‐ago quarter. As a percentage of net sales, SG&A expenses were 35.4% for the first quarter of 2026 compared to 35.8% in the year-ago quarter. The decrease as a percentage of net sales was primarily related to reductions in professional fees, digital marketing and other non-recurring expenses.

Operating income in the first quarter increased to $9.5 million, or 7.8% of net sales, compared to $6.2 million, or 5.4% of net sales, in the year-ago quarter.

Other income (expense), net, in the first quarter of 2026 was expense of $1.4 million compared to income of $0.9 million in the first quarter of 2025. Other income (expense), net, primarily consisted of foreign exchange losses in Asia, Europe and Latin America that resulted from net changes in foreign currencies. The provision for income taxes was $3.0 million in the first quarter of 2026 compared to $2.2 million for the year-ago quarter.

GAAP net income attributable to common shareholders increased to $5.1 million, or $0.29 per diluted common share, compared to $4.7 million, or $0.25 per diluted common share, in the first quarter of 2025. As a result of the December 2025 purchase of noncontrolling interests, there was no net income attributable to NSP China for the first quarter of 2026, compared to $0.7 million, or $0.04 per diluted common share, for the first quarter of 2025.

Adjusted EBITDA in the first quarter increased 33% to $14.6 million compared to $11.0 million in the year-ago quarter. The increase was driven primarily by the increase in net sales. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income to adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash used by operating activities was $1.8 million for the three months ended March 31, 2026, compared to $2.6 million provided in the prior year period. Capital expenditures during the three months ended March 31, 2026, totaled $2.5 million compared to $1.1 million in the comparable period of 2025. During the three months ended March 31, 2026, the Company repurchased 20,000 shares at a total cost of $0.5 million, or $24.54 per share. As of March 31, 2026, the Company had cash and cash equivalents of $87.6 million and zero debt.

Outlook

Nature's Sunshine continues to expect 2026 net sales to range between $500 - $515 million and adjusted EBITDA to range between $50 - $54 million.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter of 2026 results.

Date: Thursday, May 7, 2026
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-717-1738
International dial-in number: 1-646-307-1865
Conference ID: 28116

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through Thursday, May 21, 2026.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 1128116

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety, and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvements in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•failure to comply with laws and regulations relating to trade restrictions and export controls;
•laws and regulations regarding direct selling that may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•current and potential future extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•failure of the Company’s independent consultants to comply with advertising laws;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•potential for liability relating to the Company’s full ownership of China business;

•the effect of fluctuating foreign exchange rates;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•changes to the Company’s independent consultant compensation plans;
•geopolitical issues, conflicts or other global events;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s consumers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays or the failure to accurately forecast consumer demand;
•failure to timely and effectively obtain shipments of products from our suppliers and deliver products to our independent consultants and consumers;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes and other tax regulations, and changes thereto;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income and adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income to adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income to non-GAAP net income and non-GAAP adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

With respect to our adjusted EBITDA outlook for the full year 2026, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

Three Months Ended March 31,	2026	2025
Net sales	$122,892	$113,248
Cost of sales	32,915	31,651
Gross profit	89,977	81,597

Operating expenses:
Volume incentives	36,893	34,844
Selling, general and administrative	43,539	40,581
Operating income	9,545	6,172
Other income (expense):
Interest and other income, net	74	205
Interest expense	(35)	(21)
Foreign exchange (losses) gains, net	(1,429)	753
	(1,390)	937
Income from operations before provision for income taxes	8,155	7,109
Provision for income taxes	3,037	2,225
Net income	5,118	4,884
Net income attributable to noncontrolling interests	—	137
Net income attributable to common shareholders	$5,118	$4,747

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.29	$0.26

Diluted earnings per share attributable to common shareholders	$0.29	$0.25

Weighted average basic common shares outstanding	17,522	18,486
Weighted average diluted common shares outstanding	17,929	18,846

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$87,578	$93,891
Accounts receivable, net of allowance for doubtful accounts of $63 and $69, respectively	12,549	8,602
Inventories	67,131	68,312
Prepaid expenses and other	11,330	8,040
Total current assets	178,588	178,845

Property, plant and equipment, net	31,413	32,915
Operating lease right-of-use assets	20,375	17,600
Restricted investment securities - trading	1,275	1,132
Deferred income tax assets	19,411	20,068
Other assets	10,396	10,586
Total assets	$261,458	$261,146

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,251	$8,021
Accrued volume incentives and service fees	25,611	22,624
Accrued liabilities	25,388	34,080
Deferred revenue	2,780	5,840
Income taxes payable	4,969	4,703
Current portion of operating lease liabilities	4,367	3,270
Total current liabilities	71,366	78,538

Liability related to unrecognized tax benefits	434	428
Long-term portion of operating lease liabilities	18,063	15,630
Deferred compensation payable	1,275	1,132
Deferred income tax liabilities	799	954
Other liabilities	2,605	2,911
Total liabilities	94,542	99,593

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 17,564 and 17,508 shares issued and outstanding, respectively	102,252	102,192
Retained earnings	82,046	76,928
Accumulated other comprehensive loss	(17,382)	(17,567)
Total shareholders’ equity	166,916	161,553
Total liabilities and shareholders’ equity	$261,458	$261,146

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

Three Months Ended March 31,	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,118	$4,884
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	3,224	3,499
Non-cash lease expense	1,008	1,479
Share-based compensation expense	1,639	1,300
Deferred income taxes	677	(1,982)
Purchase of trading investment securities	(184)	(61)
Proceeds from sale of trading investment securities	2	1
Realized and unrealized gains on investments	39	37
Foreign exchange (gains) losses	1,429	(753)
Changes in assets and liabilities:
Accounts receivable	(4,094)	(1,786)
Inventories	444	(5,053)
Prepaid expenses and other current assets	(3,332)	(1,242)
Other assets	(199)	(157)
Accounts payable	1,003	644
Accrued volume incentives and service fees	3,179	1,986
Accrued liabilities	(8,735)	(1,116)
Deferred revenue	(3,095)	(293)
Lease liabilities	(245)	(1,502)
Income taxes payable	127	2,283
Liability related to unrecognized tax benefits	6	418
Deferred compensation payable	143	23
Net cash provided (used) by operating activities	(1,846)	2,609
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,480)	(1,110)
Net cash used in investing activities	(2,480)	(1,110)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	11,621	735
Principal payments of revolving credit facility	(11,621)	(735)
Payments related to tax withholding for net-share settled equity awards	(1,079)	(255)
Repurchase of common stock	(500)	(476)
Net cash used in financing activities	(1,579)	(731)
Effect of exchange rates on cash and cash equivalents	(408)	1,018
Net increase (decrease) in cash and cash equivalents	(6,313)	1,786
Cash and cash equivalents at the beginning of the period	93,891	84,700
Cash and cash equivalents at the end of the period	$87,578	$86,486
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$2,375	$1,875
Cash paid for interest	35	15

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

Three Months Ended March 31,	2026	2025
Net income	$5,118	$4,884
Adjustments:
Depreciation and amortization	3,224	3,499
Share-based compensation expense	1,639	1,300
Other (income) expense, net*	1,390	(937)
Provision for income taxes	3,037	2,225
Other adjustments (1)	173	—
Adjusted EBITDA	$14,581	$10,971

(1) Other adjustments
Other non-recurring expenses	$173	$—
Total adjustments	$173	$—

* Other (income) loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

Three Months Ended March 31,	2026	2025
Net income	$5,118	$4,884
Adjustments:
Other non-recurring expenses	173	—
Tax impact of adjustments	(43)	—
Total adjustments	130	—
Non-GAAP net income	$5,248	$4,884

Reported income attributable to common shareholders	$5,118	$4,747
Total adjustments	130	—
Non-GAAP net income attributable to common shareholders	$5,248	$4,747

Basic income per share, as reported	$0.29	$0.26
Total adjustments, net of tax	0.01	—
Basic income per share, as adjusted	$0.30	$0.26

Diluted income per share, as reported	$0.29	$0.25
Total adjustments, net of tax	0.01	—
Diluted income per share, as adjusted	$0.30	$0.25